Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-121077 on Form S-3 of our report dated November 16, 2022, relating to the financial statements of Spire Alabama Inc., appearing in this Annual Report on Form 10-K of Spire Alabama Inc. for the year ended September 30, 2022.

/s/ Deloitte & Touche LLP

St. Louis, Missouri

November 16, 2022